ITEM 6.


EXHIBIT 10


                                 SALE AGREEMENT


This agreement made this 28th day of June 1996 between Photran Corporation , hereinafter referred to as "SELLER" and Wintek Corporation, hereinafter referred to as "BUYER".

                           W  I  T  N E  S  S  E  T  H

WHEREAS SELLER desires to sell and BUYER desires to purchase an apparatus to be designated PVAC to be designed, manufactured and assembled by SELLER to the specification in Appendix A to this agreement.

Now, therefore it is agreed as follows:

1.0 THE EQUIPMENT. SELLER will design, manufacture and assemble one vacuum glass coating system hereinafter designated "PVAC", conforming generally to the description set forth in Specification No. 96.001/U as show in Appendix A to this agreement.

2.0 PURCHASE PRICE AND PAYMENT TERMS. The BUYER will pay to SELLER the sum of $2,866,500 in payment for the system. This purchase price shall be paid in accordance with the following schedule and on the following terms:

     A.   US$500,000 on contract signing.

     B.   US$2,000,000 payable upon shipment by irrevocable letter of credit.

     C. US$425,000 payable upon completion of installation and the Final Acceptance Test as specified in this agreement by irrevocable letter of credit.


3.0 DELIVERY SCHEDULE. The PVAC system shall be delivered in accordance with the following delivery schedule:

     WEEK NUMBER    ACTIVITY
     -----------    --------------------------------------------------
          1         Contract acceptance

          3         Submission of machine layout drawings for approval

          10        Completion of in-factory assembly

          11-13     In-factory acceptance test

          16        Shipment


     WEEK NUMBER    ACTIVITY
     -----------    --------------------------------------------------

          19        Commence installation

          21        Complete installation

          23        Final acceptance test

          25        Commence production


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

4.0 TESTING IN SELLER'S PLANT. Prior to shipment of the PVAC system SELLER will conduct such tests of the various components and sub- assemblies as it deems necessary to assure that the PVAC system functions properly. In addition the SELLER shall operate the PVAC system on a full production basis for a period of four (4) weeks. During this time the BUYER shall be present to monitor the performance of the PVAC system. The PVAC system shall be deemed to have passed this In-factory acceptance test if it operates at full production capacity for a minimum of 22 hours out of 24 hours for six consecutive days. During this period the aggregate production output shall equal a minimum of 90,000 pieces of which at least 92% or more shall have met the quality standards as specified in Appendix B to this agreement.

5.0  DELIVERY.   SELLER shall purchase insurance and make shipping arrangements which have been included in the purchase price paid by BUYER. SELLER'S good faith estimate of the date of shipment is 16 weeks from the date of execution of this agreement. In the event of late delivery BUYER'S sole remedy shall be to reduce the purchase price paid to SELLER by the amount of 1% for each four week period that the system is shipped late. In the event that the system is shipped more than four weeks late such penalty shall be increased to 2% for each four week period or part thereof. Such penalty shall not apply provided SELLER can provide evidence that the cause of such delay was due to or arising from, but not limited to, acts of God, acts of BUYER, acts of subcontractors including the failure of suppliers of materials or components to timely delivery the same or to comply with specifications, modifications of design of the apparatus or specifications requested by BUYER, acts of civil or military authorities, fires, strikes, labor disputes, sabotage, quarantine restrictions, war or riot. In the event of any delay caused by the reasons described above the date of delivery shall be extended for a length of time equal to the period of delay but in any case not in excess of three months, which period SELLER shall use his best efforts to minimize.

6.0 SCOPE OF WORK TO BE PERFORMED BY THE BUYER. Buyer will supply an appropriate facility located within Taiwan of sufficient size and quality to properly accommodate the PVAC system. This will include appropriate foundations, trenches, ceiling heights, floor space, water piping, electrical services, compressed air quality and temperatures as specified in Appendix A of this agreement. The BUYER'S facility shall have the appropriate cooling water, compressed air, electrical power, sputter gases, city water and de-ionized water, material handling, craneage and such other services as identified by SELLER in the Specification Appendix A of this agreement needed to enable the PVAC system to be properly installed and tested. Further, BUYER shall be responsible for providing facility drawings to accurately reflect the position where the PVAC system is to be installed.

     To enable the Seller to perform the scope of work outlined in Section 7.0 the BUYER will be responsible for performing the following work:

     1.0 Provide skilled project engineer to coordinate site preparation work with Seller. This person shall be responsible for providing accurate drawings and answering all questions concerning availability of utilities and other needed facilities to assist Seller in the installation of the equipment.

     2.0  Provide machine unloading upon arrival at Buyer's facility.

     3.0 Provide skilled personnel for uncrating, moving and installation of the PVAC system and supporting equipment in its permanent location.

     4.0  Provide required electrical service supply and distribution.

     5.0  Provide appropriate cooling water and clean dry air supply.

     6.0 Provide skilled electricians for making electrical connections from electrical supply switch gear to power supplies, control panels, motor control centers, washing machines, conveyors, clean rooms, and inspection stations.


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

     7.0 Provide skilled mechanical tradesman for installing air, water and vacuum piping to the PVAC system.

     8.0 Provide appropriate technical personnel to be trained in the operation and maintenance of the PVAC system.

     9.0 Arrange for all required permits and approvals to facilitate equipment installation.

     10.0 Provide any needed foundations, cable trenches or water supply piping.

     11.0 Provide process gas supply and piping.

     12.0 Provide City and DI water supply and piping.

     13.0 Provide all consumable materials and supplies needed to test machine.

     14.0 Provide glass racks for storing and transporting raw, in-process and finished glass.

7.0 SCOPE OF WORK TO BE PERFORMED BY SELLER. BUYER shall notify SELLER immediately upon arrival of the PVAC system at the BUYER'S plant. SELLER shall be responsible for supplying skilled personnel to supervise the installation of the PVAC system in the BUYERS facility.

     Seller will perform the following scope of work in the supply of the PVAC system:

     1.0  Supply PVAC system in accordance with this specification.

     2.0 Perform a full operational test of the PVAC system for a period of 30 days in the Seller's facility in accordance with the terms of the Sales Agreement.

     3.0  Arrange export crating and shipping to Buyer's facility.

     4.0 Provide supervision of the installation of the system in the Buyers facility.

     5.0 Perform the acceptance test as specified in the Sales Agreement in Buyer's facility.

     6.0  Provide comprehensive training program for Buyer's personnel.

     7.0 Assist Buyer in pilot scale-up of production for a period of one month after the machine has passed acceptance tests. Additional technical assistance for a period of up to three months available at Buyer's expense.

     Work to be performed by Seller will be done in a professional and workman like manner. Work will be performed in accordance with the delivery and installation schedule per Section 3.0 of this agreement.

     To the extent that the installation requires a coordination of work between the SELLER and BUYER the SELLER shall have authority to direct BUYER'S personnel in the proper techniques and methods for completing the installation of the machine in a timely manner. BUYER shall be responsible for providing access for up to sixteen hours per day to the BUYER'S facility to facilitate the efficient installation of the PVAC system.

     Each party shall be responsible for any delays which it causes which result in an inability to proceed in an efficient manner with the installation of the PVAC system. To the extent that such delays are caused by the SELLER but are remedied in such a manner that the overall delivery and installation schedule is not changed SELLER shall have no further liability to the BUYER. To the extent that such delays caused by SELLER result in a delay in the installation schedule as specified in Section 3.0 of this agreement, SELLER shall be liable for a penalty of up to $1000.00 per working day for each day of such delay. To the extent that such delays are caused by actions of the BUYER but do not result in a delay in the overall completion of the installation and acceptance testing of the PVAC, BUYER shall have no obligation to the SELLER. To the extent that such delays caused by BUYER do result in a delay in the installation of the machine BUYER shall be liable to pay SELLER the sum of $1000.00 for each working day of delay caused by the BUYER'S actions.

8.0 FINAL ACCEPTANCE TEST. Upon completion of the installation of the PVAC system SELLER shall notify BUYER that the system is ready for the Final Acceptance test. SELLER shall demonstrate the operation of the PVAC system for a period of 22 hours out of 24 hours for six consecutive days. The PVAC system will be deemed to have passed the Final Acceptance Test if it operates in at full production capacity for an aggregate of 125 hours during the six day test period and further if the aggregate production output equals a minimum of 90,000 pieces of ITO coated glass which meets the specification in Appendix B of this agreement. The acceptable output quantity and production yield will be reduced be the number of defective pieces attributable to defects in materials or due to defects caused by
     Buyers cleaning or handling equipment or personnel.   Upon successful
     completion of the acceptance test by SELLER the BUYER shall sign the acceptance affidavit acknowledging acceptance of the machine and the corresponding liability for final payment.

9.0 WARRANTY. SELLER warrants that the PVAC system will comply with the specifications set forth in the Specification in Appendix A to this agreement. SELLER further warrants that for a period of twelve months from the date of acceptance of the PVAC system it will be free from functional defects in materials and workmanship. This warranty is subject to the limitation that the PVAC system and its components are operated in accordance with the SELLER'S recommendations and that regular periodic maintenance and service is performed and that appropriate consumable replacement parts are installed in accordance with instructions provided by SELLER.

     This warranty shall not apply to any components or parts which have been repaired or replaced by other than SELLER or SELLER'S representative or as a result of written notification from SELLER for such alterations. This warranty does not apply to disposable parts normally requiring periodic replacement.

     The BUYER'S sole and exclusive remedy under the above warranty is limited to the repair or replacement of defective parts by the SELLER or the SELLER'S representative. This warranty shall only apply if the defect has been properly reported to the SELLER, and if so advised by the SELLER the BUYER returns the part or component to the SELLER within twenty-one days after such notification. The SELLER shall be responsible for promptly repairing or replacing any defective item and for paying the cost of transportation charges to and from the BUYER. Prior to shipment of any defective or damaged component BUYER will be responsible for obtaining return authorization from the SELLER.

10.0 LIMITATION OF LIABILITY. SELLER'S liability shall be limited solely to its responsibilities under the warranty as set forth in Section 9 above and further to the remedy for late delivery as set forth in Section 3. IN NO EVENT SHALL THE SELLER BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM ANY SOURCE SUCH AS, BUT NOT LIMITED TO, THE MANUFACTURE, USE, DELIVERY, INCLUDING LATE DELIVERY, OR TRANSPORTATION OF THE PVAC SYSTEM, ITS PARTS OR COMPONENTS WHETHER SUCH DAMAGES ARE CAUSED BY THE SELLER'S NEGLIGENCE OR OTHERWISE, PROVIDED HOWEVER THAT SELLER SHALL BE RESPONSIBLE FOR ITS INTENTIONAL MISCONDUCT AND GROSS NEGLIGENCE.
     FURTHER SELLER SHALL NOT BE LIABLE FOR COST OF CAPITAL, COST OF SUBSTITUTE EQUIPMENT TO THE PVAC SYSTEM, COST OF SERVICES, REPAIRS, COMPONENTS OR PARTS, LOSS OF PROFIT OR REVENUE, COST OF ELECTRICAL POWER OR UTILITIES WHETHER PURCHASED OR PRODUCED BY THE BUYER, LOSS OF USE OF THE PVAC SYSTEM OR ANY PART THEREOF OR ANY OTHER PROPERTY OWNED BY THE SELLER. SELLER SHALL NOT BE LIABLE FOR CLAIMS OR COSTS OF BUYER'S CUSTOMERS OR DAMAGES TO ANY PROPERTY. IN ANY EVENT THE MAXIMUM LIABILITY FOR WHICH THE SELLER CAN BE HELD LIABLE SHALL BE LIMITED TO THE AMOUNT PAID BY THE BUYER FOR THE PVAC SYSTEM.


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

11.0 RESOLUTION OF DISPUTES. Any dispute or controversy or claim relating to any matter within this agreement which cannot be resolved amicably by the parties within twenty-one days after written notice by either party of the existence of such dispute shall be settled by arbitration under the rules of the American Arbitration Association before a board of three arbitrators appointed in accordance with said rules. Provided, however, that the arbitration shall be completed within thirty consecutive days thereof and the arbitrator shall have no authority to award damages or to change the express terms of this agreement. The arbitration proceedings shall be held at the location chosen by the party against whom the claim or complaint is made. The decision of the arbitrator shall be final and binding upon the parties but shall be dispositive only of the issue of whether the PVAC system complies with the specifications if such issue is raised before any court of competent jurisdiction.

12.0 TRAINING. Upon completion of the acceptance test and acceptance of the PVAC system by the BUYER the SELLER will provide qualified personnel to assist BUYER in training of BUYER'S personnel in the operation and maintenance of the PVAC system. Such training shall consist of four weeks of on-site training by the SELLER'S personnel. In no event shall the SELLER be responsible for damage to the PVAC system caused by BUYER'S personnel during the training and start-up period.

13.0 AFTER INSTALLATION SERVICE. After the installation has been completed and the acceptance and training activity fulfilled SELLER shall provide to BUYER appropriate after installation service. In no event, however, shall SELLER be liable or responsible for damage or losses caused by its failure to meet its obligations for after-installation service.

14.0 DESIGN CHANGES FROM SPECIFICATION. The PVAC system will be designed and manufactured in accordance with the specification in Appendix A to this agreement. Notwithstanding the SELLER reserves the right to change its specifications, drawings and any component to such an extent that it sees fit provided, however, that such change will not impair the performance of the system or its ability to meet the acceptance test as specified in this agreement. Such changes will be made by the SELLER at its own expense. If the SELLER determines that a change involving a material amount of additional expense would provide a significant improvement to the performance of the PVAC system it will notify BUYER of the nature of the change and the additional time required to implement the change (if any) and the price of the change. BUYER shall have the option to approve the change and agree to pay any additional purchase price by executing an appropriate amendment to this agreement reflecting the increased price and the change in the estimated delivery date.

15.0 LOCAL GOVERNMENT CODES. The PVAC system is not designed to meet specific requirements of any country, state, province, city, or other governmental body. Specification in Appendix A to this agreement does not specify any equipment or approval testing. BUYER is responsible for carefully reviewing the specification and seeking clarification from the SELLER of any such matters prior to executing this agreement. Further the BUYER shall have a period of twenty-one days after the execution of this agreement to notify the SELLER of any specific governmental requirements which the PVAC system must comply. SELLER shall have a period of fourteen days after receiving such notification to notify BUYER whether such requirements can be complied with without additional cost or, if not, what the additional cost will be as well as any changes in delivery times which such compliance will cause. BUYER shall have fourteen days upon receipt of such notification to accept or reject the additional costs and changed delivery caused by such compliance requirements. If the BUYER accepts such additional costs or delivery delays he shall execute an appropriate amendment to this agreement reflecting such. If the BUYER does not accept such additional costs or delivery delays he will notify the SELLER in writing of his desire to cancel this contract and to pay a cancellation charge of $50,000. Such cancellation charge to be paid promptly upon receipt of invoice from the SELLER.

     Any delays or changes which occur subsequent to such notification will be for BUYER'S account. Any extra costs incurred to meet such requirements will be added to the purchase price together with a profit not to exceed 10% thereof.


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16.0 PVAC SYSTEM DOCUMENTATION.  SELLER will deliver to BUYER a preliminary operating manual and supporting documentation concerning the operation and maintenance of the PVAC system not later than the completion of the installation of the system. Within one month after the acceptance of the PVAC system by the BUYER the SELLER will provide the BUYER with final documentation concerning the operation and maintenance of the system.

17.0 PATENTS. SELLER indemnifies the BUYER against any claims by third parties related to the infringement of patents rights for any component of the PVAC system. Concurrent with the execution of this agreement BUYER agrees to execute the technology license agreement between Photran Corporation and the BUYER.

18.0 ASSIGNMENT. This agreement may not be assigned by either party without the express written consent of the other party. However this agreement may be assigned by either party to any successor who assumes substantially the entirety of such party's business.

19.0 CONTRACT IN THE ENTIRETY. This agreement and the technology license agreement constitute the entire contract and understanding between the parties concerning all matters related to the sale of the PVAC system and the licensing of Photran's technology. Both parties agree that they have not relied upon any other representation or agreement or undertaking not expressly set forth in this agreement. Catalogs, literature, proposals, reports and other documentation which the SELLER may have provided to the BUYER were provided solely for general information and shall not be deemed to modify the provisions of this agreement.

20.0 TAXES AND DUTIES. It shall be the BUYER'S responsibility to pay any import duties or taxes levied related to the purchase of the PVAC system. Further it shall be the BUYER'S responsibility to obtain the appropriate governmental approvals for the importation of the PVAC system to the Republic of China.

21.0 BUYER'S RESPONSIBILITY TO SELLER'S PERSONNEL. When SELLER'S personnel are present at BUYER'S facility SELLER shall provide such personnel with reasonable office space and telephone service.

22.0 LIMITATION OF CLAIMS. No action or suit shall be brought by either party for damages arising out of the purchase, manufacture, use, delivery or transportation of the PVAC system whether such suit or action is for breach of contract, breach of warranty or otherwise unless such action is commenced within twelve months after the cause of action has occurred.

23.0 GOVERNING LAW AND VENUE. Except as expressly set forth in this agreement any action, arbitration or suit relating to this agreement for the PVAC system shall be commenced before a court within the jurisdiction in which the defendant resides. This agreement and the rights of the parties shall be interpreted and governed by the laws of the State of Minnesota.

In witness thereof the parties have caused this agreement to be executed by their duly authorized officers as of the date shown below.


SELLER                                    BUYER

By          /S/ David E. Stevenson        By         /S/ H. Huang
            ----------------------                   ----------------------

Name        David E. Stevenson            Name       H. Huang
            ----------------------                   ----------------------

Title       President                     Title      M.D.
            ----------------------                   ----------------------

Date        June 28, 1996                 Date       June 28, 1996
            ----------------------                   ----------------------


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